Sussex Bancorp	Contact:	Donald L. Kovach
200 Munsonhurst Road		President/CEO
Franklin, NJ 07416		(973) 827-2914

SUSSEX BANCORP ANNOUNCES 2008 RESULTS OF OPERATIONS; OPERATIONS REFLECT IMPACT OF
CHARGE FOR FANNIE MAE AND FREDDIE MAC SECURITIES

FRANKLIN, NEW JERSEY – February 2, 2009– Sussex Bancorp (NASDAQ “SBBX”) today announced its results of operations for the year ended December 31, 2008. For the year, the Company had a net loss of $1.0 million, or ($0.32) loss per basic and diluted share, compared to net income of $1.5 million for the prior year, or $0.45 per basic and diluted share.   The Company’s performance in 2008 primarily reflects the effect of a $3.5 million other than temporary impairment charge recognized by the Company in the third quarter in connection with certain Fannie Mae and Freddie Mac perpetual preferred stock held by the Company. The charge reduced net income by $2.3 million or $0.70 per share.

Mr. Donald Kovach, the Company’s Chairman and CEO, stated: “Although the Company can not be immune from the turbulence effecting our financial markets and financial institutions, our core business remains strong, and we remain a well capitalized institution, exceeding all regulatory capital requirements.  Despite the difficult economic environment, I am gratified that our year over year operating performance, exclusive of the impairment charge for the Fannie Mae and Freddie Mac preferred stock, remained relatively stable. The Company has received preliminary approval to participate in the US Department of Treasury Capital Purchase Program, which will significantly bolster our capital during these challenging times and enhance our lending operations.”

The Company’s total interest income decreased to $22.7 million for the year ended December 31, 2008 from $22.8 million for the same period last year, as total interest expense decreased to $10.8 million for the year ended December 31, 2008 compared to $11.4 million for the year ended December 31, 2007.  As a result, for the year ended December 31, 2008 the Company’s net interest income increased to $11.8 million from the $11.4 million earned last year.  The decline in interest income reflects a $310 thousand decline in interest on federal funds sold and a $374 thousand decline in interest on loans, both reflecting declining market rates of interest.

 The Company’s average earning assets increased by $39.4 million in 2008 compared to 2007, while the average yield declined by 64 basis points, to 5.88% in 2008 from 6.52% in 2007. The Company’s average interest bearing liabilities increased by $40.6 million for the year ended December 31, 2008 compared to the prior year.  The Company’s cost of interest bearing liabilities decreased by 59 basis points, to 3.15% in 2008 from 3.74% in 2007, while the net interest margin fell 19 basis points to 3.12% in 2008 from 3.31% in 2007.

For the year ended December 31, 2008, the Company’s non-interest income decreased by $3.6 million from $5.6 million for year ended December 31, 2007 to $2.0 million for year ended December 31, 2008. The decrease primarily reflects the other than temporary impairment charge discussed above.  Non-interest expenses increased $1.5 million to $14.6 million for the year ended December 31, 2008 compared to $13.1 million one year earlier.  This increase is largely due to $692 thousand in combined expenses related to a write-down on foreclosed real estate and other foreclosed real estate expenses, in addition to a $349 thousand increase in FDIC assessment charges and a $392 thousand increase in salary and benefit expenses.

The Company’s loan loss provision for the year ended December 31, 2008 was $1.4 million compared to $1.9 million for the same period last year.  The Company’s non-accrual loan balance decreased to $9.7 million at December 31, 2008 from $12.3 million at December 31, 2007. The decrease in non-accrual loans primarily reflects the migration of one loan with a principal balance of $3.0 million to foreclosed real estate. The balance of the non-accrual loans reflect a number of individual loans all of which the Company believes are adequately provided for in its loan loss provision or are sufficiently secured.  Non-performing loans as a percentage of total gross loans at December 31, 2008 was 3.44%, compared to 4.28% one year earlier.

At December 31, 2008 the Company had total assets of $440.6 million, compared to total assets of $393.5 million at December 31, 2007.  In addition, the Company had total deposits of $360.1 million at December 31, 2008, compared to total deposits of $308.5 million at December 31, 2007.

Sussex Bancorp is the holding company for Sussex Bank, which services its customers through ten branch offices, eight located in Sussex County, New Jersey and two in Orange County, New York and for Tri-State Insurance Agency, Inc, a full service insurance agency located in Sussex County, New Jersey.

SUSSEX BANCORP
CONSOLIDATED BALANCE SHEETS
(Dollars In Thousands)

ASSETS	December 31, 2008	December 31, 2007

Cash and due from banks	$7,602	$7,985
Federal funds sold	13,310	3,790
Cash and cash equivalents	20,912	11,775

Interest bearing time deposits with other banks	100	100
Trading securities	13,290	14,259
Securities available for sale	62,272	48,397
Federal Home Loan Bank Stock, at cost	1,975	2,032

Loans receivable, net of unearned income	320,880	300,646
Less: allowance for loan losses	5,813	5,140
Net loans receivable	315,067	295,506

Foreclosed real estate	3,864	-
Premises and equipment, net	8,526	9,112
Accrued interest receivable	2,115	2,035
Goodwill	2,820	2,820
Other assets	9,654	7,496

Total Assets	$440,595	$393,532

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Deposits:
Non-interest bearing	$34,784	$36,625
Interest bearing	325,297	271,913
Total Deposits	360,081	308,538

Borrowings	33,146	35,200
Accrued interest payable and other liabilities	2,571	2,467
Junior subordinated debentures	12,887	12,887

Total Liabilities	408,685	359,092

Total Stockholders' Equity	31,910	34,440

Total Liabilities and Stockholders' Equity	$440,595	$393,532

SUSSEX BANCORP
CONSOLIDATED STATEMENTS OF INCOME
(Dollars In Thousands Except Per Share Data)

	Years Ended December 31,
	2008	2007
INTEREST INCOME
Loans receivable, including fees	$19,150	$19,524
Securities:
Taxable	2,266	1,696
Tax-exempt	976	1,014
Federal funds sold	259	569
Interest bearing deposits	2	5
Total Interest Income	22,653	22,808

INTEREST EXPENSE
Deposits	8,746	9,734
Borrowings	1,507	966
Junior subordinated debentures	590	687
Total Interest Expense	10,843	11,387

Net Interest Income	11,810	11,421
PROVISION FOR LOAN LOSSES	1,350	1,930
Net Interest Income after Provision for Loan Losses	10,460	9,491

OTHER INCOME
Service fees on deposit accounts	1,534	1,396
ATM fees	464	412
Insurance commissions and fees	2,507	2,688
Investment brokerage fees	151	282
Holding gains on trading securities	199	258
Gain on sale of securities, available for sale	150	10
Loss on sale of foreclosed real estate	(58)	-
Impairment write-downs on equity securities	(3,526)	-
Other	570	570
Total Other Income	1,991	5,616

OTHER EXPENSES
Salaries and employee benefits	7,545	7,153
Occupancy, net	1,299	1,246
Furniture, equipment and data processing	1,481	1,462
Stationary and supplies	192	187
Professional fees	621	599
Advertising and promotion	469	556
Insurance	171	176
FDIC Assessment	385	36
Postage and freight	155	167
Amortization of intangible assets	49	93
Write-down on foreclosed real estate	437	-
Foreclosed real estate	255	-
Other	1,530	1,473
Total Other Expenses	14,589	13,148

Income (Loss) before Income Taxes	(2,138)	1,959
PROVISION (BENEFIT) FOR INCOME TAXES	(1,096)	450
Net Income (Loss)	$(1,042)	$1,509

SUSSEX BANCORP
COMPARATIVE AVERAGE BALANCES AND AVERAGE INTEREST RATES
(Dollars In Thousands)
(Unaudited)

	Twelve Months Ended December 31,
(dollars in thousands)	2008			2007
	Average		Average	Average		Average
Earning Assets:	Balance	Interest (1)	Rate (2)	Balance	Interest (1)	Rate (2)
Securities:
Tax exempt (3)	$23,720	$1,458	6.15%	$24,033	$1,317	5.48%
Taxable	47,234	2,266	4.80%	35,214	1,696	4.82%
Total securities	70,954	3,724	5.25%	59,247	3,013	5.09%
Total loans receivable (4)	307,845	19,150	6.22%	283,346	19,524	6.89%
Other interest-earning assets	14,749	261	1.77%	11,603	574	4.95%
Total earning assets	393,548	$23,135	5.88%	354,196	$23,111	6.52%

Non-interest earning assets	31,359			28,738
Allowance for loan losses	(5,182)			(3,778)
Total Assets	$419,725			$379,156

Sources of Funds:
Interest bearing deposits:
NOW	$58,878	$798	1.36%	$60,377	$1,282	2.12%
Money market	23,769	527	2.22%	37,317	1,378	3.69%
Savings	85,707	2,350	2.74%	38,142	348	0.91%
Time	127,475	5,071	3.98%	138,633	6,726	4.85%
Total interest bearing deposits	295,829	8,746	2.96%	274,469	9,734	3.55%
Borrowed funds	35,971	1,507	4.19%	20,397	966	4.74%
Junior subordinated debentures	12,887	590	4.57%	9,271	687	7.41%
Total interest bearing liabilities	344,687	$10,843	3.15%	304,137	$11,387	3.74%

Non-interest bearing liabilities:
Demand deposits	39,303			37,663
Other liabilities	2,036			2,309
Total non-interest bearing liabilities	41,339			39,972
Stockholders' equity	33,699			35,047
Total Liabilities and Stockholders' Equity	$419,725			$379,156

Net Interest Income and Margin (5)		$12,292	3.12%		$11,724	3.31%

(1) Includes loan fee income
(2) Average rates on securities are calculated on amortized costs
(3) Full taxable equivalent basis, using a 39% effective tax rate and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance
(4) Loans outstanding include non-accrual loans
(5) Represents the difference between interest earned and interest paid, divided by average total interest-earning assets